Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Tampa Electric Company:

(1)	Registration Statement (Form S-3 No. 333-233336),
(2)	Registration Statement (Form S-3MEF No. 333-232745), and
(3)	Registration Statement (Form S-3 No. 333-216310)

of our report dated February 18, 2020 with respect to the consolidated financial statements and financial statement schedule of Tampa Electric Company included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tampa, Florida

February 18, 2020

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-233336 and 333-216310) and Form S-3MEF (No. 333-232745) of Tampa Electric Company of our report dated February 9, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 18, 2020